UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported): February 25, 2010
MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)
10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)
(704) 815-7700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers
     Effective February 25, 2010, Dr. Edward R. Casas resigned as a member of MedCath Corporation’s (the “Company”) Board of Directors (the “Board”). Dr. Casas will not stand for reelection to the Company’s Board at its upcoming annual stockholders’ meeting on March 3, 2010.
Item 8.01. Other Events
     On March 1, 2010, the Company announced that its Board has formed a Strategic Options Committee (the “Committee”) composed solely of independent directors to consider the sale either of the Company or the sale of its individual hospitals and other assets. Navigant Capital Advisors (“Navigant”) has been retained as its financial advisor to assist the Committee in this process. It is due to this engagement that Dr. Casas, a senior managing director of Navigant, resigned voluntarily from the Company’s Board.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION

Date: March 2, 2010	By:	/s/ James A. Parker

James A. Parker Executive Vice President and Chief Financial Officer